Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in:

1.the Registration Statement (Form S-3 No. 333-207255) of Novatel Wireless, Inc. (predecessor issuer to Inseego Corp.);

2.the Registration Statement (Form S-1 No. 333- 283913);

3.the Registration Statements (Form S-3 Nos. 333-239728, 333- 231350, 333-228315, and 333-221404) of Inseego Corp.; and

4.the Registration Statements (Form S-8 Nos. 333-283914, 333-266721, 333-263381, 333-246367, 333- 226754, 333-214965, 333-207233, 333-202648, 333-190879, 333-176489, 333-163033, 333-145482, 333-139730, and 333-53692) of Inseego Corp.,

of our report dated February 19, 2025, with respect to our audits of the consolidated financial statements of Inseego Corp. as of December 31, 2024 and 2023 and for the two years ended December 31, 2024 and our report dated February 19, 2025, with respect to our audit of internal control over financial reporting of Inseego Corp. as of December 31, 2024, which reports are included in this Annual Report on Form 10-K of Inseego Corp for the year ended December 31, 2024.

/s/ Marcum LLP

Marcum LLP
Philadelphia, Pennsylvania
February 19, 2025